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                                                                     Exhibit 1.1

                             Underwriting Agreement



                                March   , 2001


Robertson Stephens, Inc.
Dain Rauscher Incorporated
SG Cowen Securities Corporation
     As Representatives of the several Underwriters
c/o Robertson Stephens, Inc.
555 California Street, Suite 2600
San Francisco, CA  94104

Ladies and Gentlemen:

          Introductory. Verisity Ltd., an Israeli corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A
                                                                ----------
attached hereto (the "Underwriters") an aggregate of 3,335,000 shares (the "Firm Shares") of its Ordinary Shares, par value new Israeli shekels ("NIS") 0.01 per share (the "Ordinary Shares"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 500,250 Ordinary Shares (the "Option Shares") as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares." Robertson Stephens, Inc. ("Robertson Stephens"), Dain Rauscher Incorporated and SG Cowen Securities Corporation have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

          As a part of the offering contemplated by this Underwriting Agreement (this "Agreement"), the Representatives have agreed to reserve out of the Shares set forth opposite their names on Schedule A, up to 167,000 shares, for sale to
                                  ----------
the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by the Representatives pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Representatives pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants as of 7:00 a.m. New York time on the first day trading of the Shares commences on the Nasdaq National Market will be offered to the public by the Representatives as set forth in the Prospectus.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-45440), as amended, which contains a form of prospectus, subject to completion, to be used in connection with the public offering and sale of the Shares. Each such prospectus, subject to completion, used in connection with such public offering is called a "preliminary prospectus." Such registration statement, as amended, including the

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financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Shares, is called the "Prospectus" which term shall be deemed to include the "electronic Prospectus" provided by the Company for use in connection with the offering of the Shares as contemplated by Section 3(e) of this Agreement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          The Company and Verisity Design, Inc. hereby confirm their respective agreements with the Underwriters as follows:

     Section 1.  Representations and Warranties of the Company.

     A.  Representations and Warranties of the Company.  The Company and
         ---------------------------------------------
Verisity Design, Inc. hereby jointly and severally represent, warrant and covenant to each Underwriter as follows:

     (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission's satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

          Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, as of its date, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times through the 30th day after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set

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forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

     (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives one complete conformed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

     (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

     (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (e) Authorization of the Shares. The Shares to be issued and sold by the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

     (g) No Material Adverse Change. Since the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not

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in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

     (h) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

     (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Summary--Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The pro forma financial information of the Company and its subsidiaries included under the caption "Summary - Summary Consolidated Financial Data" and "Capitalization" and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other pro forma financial information is required to be included in the Registration Statement pursuant to Regulation S-X.

     (j) Company's Accounting System. The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (k) Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

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     (l)  Incorporation and Good Standing of the Company and its Subsidiaries.
Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to obtain such foreign qualifications and good standings would not have a Material Adverse Effect.

     (m) Capitalization of the Subsidiaries. All of the outstanding capital shares of each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding capital shares of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

     (n) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital shares, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

     (o) Capitalization and Other Capital Share Matters. The authorized, issued and outstanding capital shares of the Company are as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Ordinary Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with United States federal and state and Israeli securities laws, except as disclosed in the Prospectus under the caption "Management--1996 U.S. Stock Option Plan." None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital shares of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's share option, share bonus and other share incentive plans or arrangements, and the options or other rights granted thereunder, as set forth in the Prospectus accurately and fairly describes such plans, arrangements, options and rights.

     (p) Stock Exchange Listing. The Shares have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (q) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or

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regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the laws of Israel (including, without limitation, from the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade (the "Office of the Chief Scientist")) and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated here and in the Prospectus, (ii) by the National Association of Securities Dealers, Inc. (together with its regulatory subsidiary, NASD Regulation, Inc., the "NASD"), and (iii) by the federal and provincial laws of Canada.

     (r) Non-Contravention of Existing Instruments Agreements. Neither the issue and sale of the Shares nor the consummation of any of the other transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, (i) the articles of association, charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

     (s) No Defaults or Violations. Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its articles of association, charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change except as otherwise disclosed in the Prospectus.

     (t) No Actions, Suits or Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

     (u) All Necessary Permits, Etc. The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the

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aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

     (v) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(h) above (or elsewhere in the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, claim and other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

     (w) Tax Law Compliance. The Company and each of its subsidiaries have filed all necessary U.S. federal and state, all necessary Israeli and all other necessary foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(h) above in respect of all United States federal and state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

     (x) Intellectual Property Rights. Each of the Company and each of its subsidiaries owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and the Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Change. There is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. The Company and its subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of

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its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

     (y) Year 2000. There are no Year 2000 issues related to the Company, or any of its subsidiaries, that (i) are of a character required to be described or referred to in the Registration Statement or the Prospectus by the Securities Act which have not been accurately described in the Registration Statement or the Prospectus or (ii) might reasonably be expected to result in any Material Adverse Change or that might materially affect their properties, assets or rights.

     (z) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under U.S. Federal law or the laws of any U.S. state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares, except for such taxes, fees or charges as would not result in a Material Adverse Change. Except for Israeli stamp duty, there are no taxes or other similar fees, duties or charges required to be paid to any Israeli taxing authority in connection with the execution and delivery of this Agreement or the issuance, sale and delivery by the Company of the Shares in the manner contemplated in this Agreement.

     (aa) Company Not an "Investment Company." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (bb) Company Not a "Passive Foreign Investment Company." The Company does not believe that, upon the consummation of the transactions contemplated hereby and the application of the proceeds as described in the Prospectus under the caption "Use of Proceeds," it will become a passive foreign investment company (a "PFIC") as defined in Section 1296 of the Code. The Company shall use its best efforts to avoid becoming a PFIC.

     (cc) Insurance. The Company and each of its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company, after consultation with its insurance brokers, believes to be reasonable, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors and officers liability. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

     (dd) Labor Matters. To the best of Company's knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is

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imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subcontractors, authorized dealers or international distributors that might be expected to result in a Material Adverse Change.

     (ee) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares.

     (ff) Lock-Up Agreements. Each officer and director of the Company, each beneficial owner of one or more percent of the outstanding issued share capital of the Company and each shareholder having registration rights has agreed to sign an agreement substantially in the form attached hereto as Exhibit A (the
                                                               ---------
"Lock-Up Agreements"). The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-Up Agreements presently in effect or effected hereby. The Company hereby represents and warrants and agrees that during the 180 days following the date of the Prospectus (the "Lock-Up Period"), the Company will not (i) release any of its officers, directors or other securityholders from any market stand-off agreements currently existing or hereafter effected or (ii) consent to the removal of any transfer-restrictive legend from any certificate representing any Ordinary Shares, in each case without the prior written consent of Robertson Stephens. The Company has issued irrevocable instructions to its transfer agent and registrar not to permit the transfer of any Ordinary Shares outstanding on the date hereof during the Lock-Up Period, except with the written consent of Robertson Stephens.

     (gg) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

     (hh) No Unlawful Contributions or Other Payments. Neither the Company, any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

     (ii) Environmental Laws. (i) The Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not result in a Material Adverse Change, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) the Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability

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Act of 1980, as amended (42 U.S.C. (S) 9601, et seq.), or otherwise designated
                                             -- ---
as a contaminated site under applicable state or local law.

     (jj) ERISA Compliance . The Company and each of its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) and intended to be qualified under Section 401(a) of the Code (as defined herein) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     (kk) Consents Required in Connection with the Directed Share Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

     (ll) No Improper Influence in Connection with the Directed Share Program. The Company has not offered, or caused the Representatives to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

     (mm) Israeli Securities Law Exemption. The offer and sale of the Shares is exempt from the prospectus requirements under the Israel Securities Law, 5728-1968, and the regulations promulgated thereunder, provided however, that (i) the offering and sale in Israel of Shares as described in the Prospectus under the Directed Shares Program is made pursuant to all of the terms and conditions of the exemption granted to the Company by the Israeli securities authority, and
(ii) in the event of any other offering or sale of Shares in Israel (if any), such offering shall be made in compliance with all requirements of the Israeli Securities Law, including requirements relating to the exemptions contained therein.

     (nn) Approved Enterprise Status. The Company has satisfied and will continue to satisfy all conditions and requirements of (i) the instruments of approval entitling it or any of its operations to the status of "Approved Enterprise" under Israeli Law for the Encouragement of Capital Investments, 1959, and (ii) the applicable Israeli laws and regulations. All information supplied by the Company with respect to its applications for Approved Enterprise status was true, correct and complete in all material respects when supplied to the appropriate authorities.

     (oo) Office of Chief Scientist. The Company has satisfied and will continue to satisfy all conditions and requirements of the instruments of approval granted to it by the Office of Chief Scientist and any applicable laws and regulations including the Law for the Encouragement of Industrial Research and Development, 1984, with respect to any research and development grants given to it by such office, and is in full compliance with the repayment of all royalties, interest and penalties due under such laws and regulations. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

     (pp) Encryption. The Company does not require any license from the Israeli Ministry of Defense in order to design, develop or manufacture its current or contemplated products, including, without limitation, any license for encryption technology.

     (qq) Other Investment Banks. The Company has not entered into any agreement with any other investment bank or financial advisor respecting transactions contemplated by this Underwriting Agreement, except as disclosed in writing to counsel to the Underwriters.

          Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

     Section 2.  Purchase, Sale and Delivery of the Shares.

     (a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price
                                              ----------
per Firm Share to be paid by the several Underwriters to the Company shall be $[___] per share.

     (b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Company and the Representatives at 6:00 a.m. San Francisco time, at the offices of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Three Embarcadaro Center, 7th Floor, San Francisco, CA (or at such other place and time as may be agreed upon among the Representatives and the Company), (i) on the third (3rd) full business day following the first day that the Shares are traded on the Nasdaq National Market, (ii) if this Agreement is executed and delivered after 1:30 P.M., San Francisco time, then on the fourth (4th) full business day following the day that this Agreement is executed and delivered or (iii) at such other time and date not later than seven (7) full business days following the first day that the Shares are traded on the Nasdaq National Market as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "First Closing Date"; provided, however, that if the Company has not made
                      -------- --------
available to the Representatives copies of the Prospectus within the time provided in Section 2(g) and 3(e) hereof, the Representatives may, in their sole discretion, postpone the First Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representatives.

     (c) The Option Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 500,250 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely for the purpose of covering any over-allotments made in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representatives to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five (5) full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of
   ----------
Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) Public Offering of the Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective by the Commission as the Representatives, in their sole judgment, have determined is advisable and practicable.

     (e) Payment for the Shares. Payment for the Shares shall be made on the First Closing Date (and, if applicable, on the Second Closing Date) by wire transfer in immediately-available funds to the order of the Company.

          It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Robertson Stephens, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     (f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representatives, for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered a credit representing the Option Shares the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 noon New York Time on the second (2nd) business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

     Section 3.  Covenants of the Company.

          The Company further covenants and agrees with each Underwriter as follows:

     (a) Registration Statement Matters. The Company will (i) use its reasonable best efforts to cause a registration statement on Form 8-A (the "Form 8-A Registration Statement"), as required by the Exchange Act, to become effective simultaneously with the Registration Statement, (ii) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule 424(b) promulgated under the Securities Act a prospectus in a form approved by the Representatives containing information previously omitted at the time of the effectiveness of the Registration Statement in reliance on Rule 430A of the Securities Act and (iii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) promulgated under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) promulgated under the Securities Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) promulgated under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 promulgated under the Securities Act.

     (b)  Securities Act Compliance.  The Company will advise the
Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the

Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

     (c) Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that the
                                                            --------
Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

     (d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

     (e) Copies of the Prospectus and Electronic Prospectus and any Amendments and Supplements Thereto. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may request. The Company shall also cause to be prepared and delivered to any Underwriter upon request, at the Company's expense, within one (1) business day from the filing of the Prospectus with the Commission (and again within one (1) business day after the filing of any amendment or supplement thereto with the Commission), an Electronic Prospectus to be used in connection with the offering and sale of the Shares. As used herein, the term "Electronic Prospectus" means a form of

Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in a format, satisfactory to the Representatives, that may be transmitted electronically over the Internet or via other online distribution to offerees and purchasers of the Shares; and (ii) it shall disclose the same information as the paper Prospectus (or any amendment or supplement thereto), except to the extent that graphic and image material contained in the paper Prospectus (or such amendment or supplement) cannot be presented in such electronic format, in which case such graphic and image material shall be replaced in the Electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate. The Company hereby consents to distribution of the Electronic Prospectus (including posting of the electronic Prospectus on the Internet) by any of the Underwriters or their affiliates.

     (f) Insurance. The Company shall (i) obtain directors and officers liability insurance in the minimum amount of $10 million which shall apply to the offering contemplated hereby and (ii) cause Robertson Stephens to be added to such policy such that up to $500,000 of its expenses pursuant to Section 7(a) shall be paid directly by such insurer.

     (g)  Notice of Subsequent Events.   If at any time during the ninety (90)
day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     (h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

     (i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

     (j) Earnings Statement. As soon as practicable, the Company will make generally available to its securityholders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act.

     (k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act within the time periods required by the Exchange Act and the rules of the Nasdaq National Market.

     (l) Agreement Not to Offer or Sell Additional Securities. Without the prior written consent of Robertson Stephens, the Company will not offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, or announce the offering of, any other Ordinary Shares or any securities convertible into, or exchangeable for, Ordinary Shares; provided, however, that the Company may (i) issue and sell
                      --------  -------
Ordinary Shares pursuant to any share option plan, share incentive plan, stock option plan, employee share purchase plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus and described in the Prospectus so long as none of those shares may be transferred and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Ordinary Shares, (ii) the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus, and
(iii) the Company may issue Ordinary Shares in connection with the Company's acquisition of businesses so long as none of those shares are registered at issuance or registered for resale within the Lock-Up Period. These restrictions shall terminate after the close of trading of the Shares on the final day of the Lock-Up Period.

    (m) Future Reports to the Representatives. During the five (5) years hereafter the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital shares.

    (n) Directed Share Program. The Company (i) will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program, and (ii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, including any Israeli stamp duty, incurred by the Underwriters in connection with the Directed Share Program.

    Section 4.  Conditions of the Obligations of the Underwriters.

        The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

    (a) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. The Registration Statement shall have become effective prior to the execution of this Agreement, or at such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' counsel; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

    (b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issuance, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 4.

    (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change in the condition (financial or otherwise), earnings, operations, business of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

    (d) Opinion of United States Counsel for the Company. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, U.S. counsel for the Company substantially in the form attached hereto as Exhibit B, dated the First Closing Date, or the Second
                   ---------
Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

         Counsel rendering the opinion contained in Exhibit B may rely as to
                                                    ---------
questions of law not involving the laws of the United States or the State of California upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' counsel.

    (e) Opinion of Israeli Counsel for the Company. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Salinger & Co. Advocates, Israeli counsel for the Company, substantially in the form attached hereto as Exhibit C, dated the First Closing
                                             ---------
Date, or the Second Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

         Counsel rendering the opinion contained in Exhibit C may rely as to questions of law not involving the laws of Israel upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' counsel.

    (f) Opinion of Intellectual Property Counsel for the Company. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Glenn Patent Group, intellectual property counsel for the Company substantially in the form attached hereto as Exhibit D.
                                                     ---------

    (g) Opinion of United States Counsel for the Underwriters. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of O'Melveny & Myers LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representatives, with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as the Representatives may reasonably require. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

    (h) Opinion of Israeli Counsel for the Underwriters. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Naschitz, Brandes & Co., counsel for the Underwriters, substantially in the form attached hereto as Exhibit E. The Company shall have
                                             ---------
furnished to such counsel such documents as they have requested for the purpose of enabling them to pass upon such matters.

    (i) Accountants' Comfort Letter. You shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from Ernst & Young LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations promulgated thereunder and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four (4) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or the Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

         The Original Letter from Ernst & Young LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations, (ii) refer to their opinion with respect to their examination of the consolidated balance sheets of the Company as of December 31, 2000 and related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, and
(iii) address other matters agreed upon by Ernst & Young LLP and you. In addition, you shall have received from Ernst & Young LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of December 31, 2000, did not disclose any weakness in internal controls that they considered to be a material weakness.

    (j) Officers' Certificate. You shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

         (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

         (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

         (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and in all material respects conformed to the requirements of the Securities Act, (b) the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (c) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

         (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
     (a) any Material Adverse Change in the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital shares of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise.

     (k) Lock-Up Agreement from Certain Shareholders of the Company. The Company shall have obtained and delivered to you an agreement substantially in the form attached hereto as Exhibit A from each officer and director of the Company, each
                   ---------
beneficial owner of one percent (1%) or more of the outstanding issued share capital of the Company and each shareholder having registration rights.

     (l) Stock Exchange Listing. The Shares shall have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

     (m) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 2(g) and 3(e) hereof with respect to the furnishing of copies of the Prospectus.

     (n) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses),
Section 6 (Reimbursement of Underwriters' Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

      Section 5.  Payment of Expenses.

          The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs),

(ii) all fees and expenses of the registrar and transfer agent of the Shares,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, including, without limitation, the Israeli stamp duty, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all costs and expenses, not to exceed $15,000, incurred by Underwriters counsel in connection with the Directed Share Program, (vii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey," an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (viii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD review and approval of the Underwriters' participation in the offering and distribution of the Shares, (ix) the fees and expenses associated with including the Shares in the Nasdaq National Market, (x) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow," and (xi) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6, and
Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

      Section 6.  Reimbursement of Underwriters' Expenses.

          If this Agreement is terminated by the Representatives pursuant to
Section 4, Section 8 or Section 9, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

      Section 7.  Indemnification and Contribution.

      (a)  Indemnification of the Underwriters.

           (1) The Company and Verisity Design, Inc., jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares; or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) (iv) or (v) above, provided that
                                                             --------
neither the Company nor Verisity Design, Inc. shall be liable under this clause
(vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not
        --------  -------
apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, that such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to
                                      --------  -------
any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company and Verisity Design, Inc. may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Information Provided by the Underwriters. The Company and Verisity Design, Inc. and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the Prospectus under the caption "Underwriting" as follows: (i) in the table in the first paragraph, (ii) in the first, second and third sentences of the subsection titled "Dealers' Compensation," (iii) in the subsection titled "Discretionary Accounts," (iv) in the first sentence of the subsection titled "Directed Share Program," (v) in the second paragraph of the subsection titled "Online Activities" and (vi) in the first paragraph of the subsection titled "Passive Market Making"; and the Underwriters confirm that such statements are correct.

     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in
                                        --------  -------
any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Robertson Stephens in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (f) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company and Verisity Design, Inc. on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Verisity Design, Inc. on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Verisity Design, Inc. on the one hand, and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) received by the Company from the sale of the Shares sold by it in the offering bears to the total underwriting discounts and commissions received by the Underwriters in connection with the sale of such Shares, in each case as described in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Verisity Design, Inc. on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, Verisity Design, Inc. and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days of invoice to the indemnifying party.

     (h)  Survival. The indemnity and contribution agreements contained in this
Section 7 and the representation and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, Verisity Design, Inc., their respective directors or officers, or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, Verisity Deisgn, Inc. or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     (i) Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and the Prospectus as required by the Securities Act and the Exchange Act.

     (j) Indemnification for Directed Share Program. The Company agrees to indemnify and hold harmless Robertson Stephens and its affiliates and each person, if any, who controls Robertson Stephens or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Robertson Stephens Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or willful misconduct of Robertson Stephens Entities. The indemnity agreement set forth in this Section 7(j) shall be in addition to any liabilities that the Company may otherwise have.

     Section 8.  Default of One or More of the Several Underwriters.

          If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the
----------
names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds ten percent (10%) of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, and Section 7 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

          As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     Section 9.  Termination of this Agreement.

          This Agreement may be terminated by the Representatives by notice given to the Company if (a) at any time after the execution and delivery of this Agreement and prior to the First Closing Date (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market or trading in securities generally on either the Nasdaq National Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Ordinary Shares in the manner and on the terms contemplated in the Prospectus or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or (b) in the case of any of the events specified 9(a)(i)-(v), such event singly or together with any other event, makes it, in your judgment, impracticable or inadvisable to market the Ordinary Shares in the manner and on the terms contemplated in the Prospectus. Any termination pursuant to this Section 9 shall be without liability on the part of (x) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 6 hereof, (y) any Underwriter to the Company or any person controlling the Company, or (z) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

     Section 10.  Representations and Indemnities to Survive Delivery.

          The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

     Section 11.  Notices.

          All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

     Robertson Stephens, Inc.
     555 California Street, Suite 2600
     San Francisco, California  94104
     Facsimile:  (415) 676-2675
     Attention:  General Counsel

with a copy to:

     O'Melveny & Myers LLP
     Embarcadero Center West
     275 Battery Street, Suite 2600
     San Francisco, California  94111-3305
     Facsimile:  (415) 984-8701
     Attention:  Peter T. Healy, Esq.

If to the Company or Verisity Design, Inc.:

     Verisity Design Inc.
     2041 Landings Drive
     Mountain View, California  94043
     Facsimile:  (408) 374-4174
     Attention:  General Counsel
with a copy to:

     Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation Three Embarcadero Center, Seventh Floor
     San Francisco, California  94111
     Facsimile:  (415) 217-5910
     Attention:  Paul R. Rogers, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 12.  Successors.

          This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and no other person will have any right or obligation hereunder.
The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     Section 13.  Partial Unenforceability.

          The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 14.  Governing Law Provisions.

     (a) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

     (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted against the Company, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT

Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

     (c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding (or in any proceeding instituted to enforce the judgment of a Related Proceeding), including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

     Section 15.  General Provisions.

          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          [The remainder of this page has been intentionally left blank.]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                                Very truly yours,

                                                VERISITY LTD.


                                                By: _____________________
                                                    Moshe Gavrielov
                                                    Chief Executive Officer



                                                VERISITY DESIGN, INC.


                                                By: ____________________
                                                    Moshe Gavrielov
                                                    Chief Executive Officer



The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

ROBERTSON STEPHENS, INC.
DAIN RAUSCHER INCORPORATED
SG COWEN SECURITIES CORPORATION

On their behalf and on behalf of each of the several underwriters named in Schedule A hereto.
----------

By:  ROBERTSON STEPHENS, INC.


By:  ---------------------------
     Authorized Signatory

                                   SCHEDULE A

                                  Underwriters
                                  ------------


                                                                                 Number of Firm
                                                                                  Shares To be
                                Underwriter                                         Purchased
----------------------------------------------------------------------------   ------------------
Robertson Stephens, Inc.....................................................                [___]
Dain Rauscher Incorporated..................................................                [___]
SG Cowen Securities Corporation.............................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___].......................................................................                [___]
[___] ......................................................................                [___]
----------------------------------------------------------------------------   ------------------

   Total....................................................................                [___]
                                                                               ==================

                                  Schedule A

                                   Exhibit A

          Form of Lock-Up Agreement and Waiver of Registration Rights
          -----------------------------------------------------------


FleetBoston Robertson Stephens Inc.
Dain Rauscher Incorporated
SG Cowen Securities Corporation
        As Representatives of the Several Underwriters
c/o FleetBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, California 94104

       Re:  Verisity, Ltd. (the "Company")
            --------------

Ladies & Gentlemen:

     The undersigned is an owner of record or beneficially of certain ordinary shares of the Company ("Ordinary Shares") or securities convertible into or exchangeable or exercisable for Ordinary Shares. The Company proposes to carry out a public offering of Ordinary Shares (the "Offering") for which you will act as the representatives (in such capacity, the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any Ordinary Shares, any options or warrants to purchase any Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction,
(ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to sales or purchases of Ordinary Shares acquired on the open market or (iv) with the prior written consent of the lead-managing Representative. The foregoing restrictions will terminate after the close of trading of the Ordinary Shares on the 180th day of (and including) the day the Ordinary Shares commenced trading on the Nasdaq National Market (the "Lock-Up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Ordinary Shares or Securities held by the undersigned except in compliance with the foregoing restrictions.

     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the United States Securities Act of 1933, as amended, or otherwise of any Ordinary Shares or other Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement is made with the addressees in your capacity as Representatives of the underwriters such that if the Representatives change, this agreement shall be deemed to be between the undersigned and such changed Representatives. Nothing in this Lock-Up Agreement shall constitute an offer by the Company to sell, or create any right or obligation for the undersigned to purchase, Ordinary Shares or Securities of the Company. In the event that (a) the registration statement relating to the Offering has not been filed with the United States Securities and Exchange Commission on or before December 31, 2000 or (b) subsequent to filing, such registration statement is officially withdrawn by the Company, this Lock-Up Agreement shall be of no further force or effect. This Lock-Up Agreement shall be governed by and construed in accordance with the internal laws of the state of New York of the United States applicable to agreements made and to be performed in such state.

                                                Dated:
                                                      --------------------------


                                                --------------------------------
                                                     Printed Name of Shareholder


                                                By:
                                                   -----------------------------
                                                                       Signature


                                                --------------------------------
                                                  Printed Name of Person Signing
                             (and indicate capacity of person signing if signing
                               as custodian, trustee, or on behalf of an entity)

                                   Exhibit B

     Matters to be Covered in the Opinion of United States Company Counsel
     ---------------------------------------------------------------------


          References to the Prospectus in this Exhibit B include any supplements
                                               ---------
thereto at the First Closing Date or the Second Closing Date, as applicable.

          (i) Verisity Design, Inc. (the "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

          (ii) The Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

          (iii) Each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each U.S. state, if any, in which the ownership or leasing of its properties or the maintenance of its employees requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than Verisity Design, Inc., Verisity Design, EURL, Verisity Design, GMBH and Verisity Design Canada, Inc.

          (iv) All issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right arising under its articles of incorporation or the California General Corporation Law or, to such counsel's knowledge, any co-sale right, right of first refusal or other similar right, other than any registration rights described in Opinion (xix) hereof and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

          (v) The Subsidiary has the corporate power and authority to enter into this Agreement.

          (vi) This Agreement has been duly authorized by all necessary corporate action on the part of the Subsidiary and has been duly executed and delivered by the Subsidiary.

          (vii) The Registration Statement has become effective under the Securities Act and the offer and sale of the Shares have been validly registered under the Securities Act and the applicable rules and regulations of the Commission thereunder and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

          (viii) The 8-A Registration Statement complied as to form in all material respects with the requirements of the Exchange Act; the 8-A Registration

     Statement has become effective under the Exchange Act; the Ordinary Shares have been validly registered under the Exchange Act and the applicable rules and regulations of the Commission thereunder and, to such counsel's knowledge, no stop order suspending the effectiveness of the Form 8-A Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Exchange Act.

          (ix) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations.

          (x) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company or the Subsidiary is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required.

          (xi) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Subsidiary's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Subsidiary's charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company or the Subsidiary is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or the Subsidiary or over any of their properties or operations.

          (xii) To such counsel's knowledge, no consent, approval, authorization or order of or qualification with any United States federal or state court, government or governmental agency or body having jurisdiction over the Company or the Subsidiary, or over any of their properties or operations is necessary in connection with the consummation by the Company or the Subsidiary of the transactions herein contemplated, except (i) such as have been obtained under the Securities Act and the Exchange Act, (ii) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, and (iii) such as may be required by the NASD. To such counsel's knowledge, no proceedings to rescind or modify such consents, approvals, authorizations, exemptions, orders, filings or qualifications have been instituted and are pending or contemplated.

          (xiii) To such counsel's knowledge, there are no United States federal or state legal or governmental proceedings pending or threatened against the Company or the Subsidiary of a character required to be disclosed in the

     Registration Statement or the Prospectus by the Securities Act, other than those described therein.

          (xiv)   To such counsel's knowledge, the Subsidiary is not presently
     (a) in material violation of its charter or bylaws, or (b) in material breach of any applicable United States federal or state statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any United States federal or state court or governmental agency or body having jurisdiction over the Company or the Subsidiary, or over any of their properties or operations.

          (xv) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Ordinary Shares or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of Ordinary Shares or other securities, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights.

          (xvi) The Company is not and, immediately after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xvii) The statements in the Prospectus under the caption "United States Federal Income Tax Considerations" are accurate in all material respects.

          (xviii) There are no taxes or other similar fees, duties or charges required to be paid to any U.S. federal or state taxing authority in connection with the execution and delivery of this Agreement or the issuance, sale and delivery by the Company of the Shares in the manner contemplated in this Agreement, except for such taxes, fees, duties or charges as would not result in a Material Adverse Change.

          In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   Exhibit C

        Matters to be Covered in the Opinion of Israeli Company Counsel
        ---------------------------------------------------------------


          References to the Prospectus in this Exhibit C include any supplements
                                               ---------
thereto at the First Closing Date or the Second Closing Date, as applicable.

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

          (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

          (iii) The Company is duly qualified to do business in Israel. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than Verisity Design, Inc., Verisity Design, EURL, Verisity Design, GMBH and Verisity Design Canada, Inc.

          (iv) The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of the Company outstanding prior to the issuance of the Shares have been duly and validly issued and are fully paid and nonassessable, and will not have been issued in violation of or subject to or absent a valid waiver of any preemptive right arising under the Articles of Association or Israel Companies Law, or, to such counsel's knowledge, any co-sale right, right of first refusal or other similar right, other than any registration rights described in Opinion (xix) hereof.

          (v) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right arising under the Articles of Association or Israel Companies Law, or, to such counsel's knowledge, any co-sale right, right of first refusal or other similar right, other than any registration rights described in Opinion (xix) hereof.

          (vi) The Company has the corporate power and authority to enter into this Agreement, and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder.

          (vii) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by you) is, under Israeli law, a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether relief is sought in a proceeding at law or in equity).

          (viii) To such counsel's knowledge after due inquiry, no order prohibiting the Company from offering its Ordinary Shares as described in the Prospectus has been issued by any Israeli authority and no proceedings for that purpose before any Israeli authority have been instituted or are pending or threatened.

          (ix) To such counsel's knowledge after due inquiry, no order prohibiting the Company from including its Ordinary Shares in the Nasdaq National Market or otherwise permitting them to be publicly traded has been issued by any Israeli authority and no proceedings for that purpose before any Israeli authority have been instituted or are pending or threatened.

          (x) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement complied, to the extent required and in all material respects, with applicable Israeli law, have been duly authorized by and on behalf of the Company, and have been duly executed by the Company in accordance with Israeli law.

          (xi) The information in the Prospectus under the captions "Risk Factors--We are subject to anti-takeover provisions that could delay or prevent our acquisition, even if the acquisition would be beneficial to our shareholders," "--Risks Related to our Operations in Israel," "Dividend Policy," "Management," "Description of Share Capital," "Israeli Taxation and Investment Programs," "Conditions in Israel" and "Enforceability of Civil Liabilities" and in the Registration Statement under the caption "Item 14. Indemnification of Directors and Officers," to the extent that it constitutes matters of law or legal conclusions, is an accurate and fair summary of such matters and conclusions, in all material respects. The forms of certificates evidencing the Ordinary Shares and filed as exhibits to the Registration Statement comply with Israeli law.

          (xii) The description in the Registration Statement and the Prospectus of the Company's Memorandum and Articles of Association of the Company and of Israeli law is an accurate and fair summary of such matters in all material respects.

          (xiii) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's Memorandum or Articles of Association or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable Israeli statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any Israeli court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations.

          (xiv) To such counsel's knowledge after due inquiry, no consent, approval, authorization or order of or qualification with any Israeli court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the laws of Israel. To such counsel's knowledge, no proceedings to rescind or modify such consents, approvals, authorizations, exemptions, orders, filings or qualifications have been instituted and are pending or contemplated by any Israeli authority. The opinions given in this paragraph are made on the assumption that (i) the offering in Israel of Shares as described in the Prospectus under the Directed Shares Program is made pursuant to all of the terms and conditions of the exemption granted to the Company by the Israeli securities authority, and (ii) in the event of any other offering or sale of Shares in Israel (if any), such offering shall be made in compliance with all requirements of the Israeli Securities Law, including requirements relating to the exemptions contained therein.

          (xv) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company other than those described the Registration Statement and the Prospectus.

          (xvi) To such counsel's knowledge, the Company is not presently (a) in material violation of its Memorandum of Association or Articles of Association, or (b) in material breach of any applicable Israeli statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any Israeli court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations.

          (xvii) To such counsel's knowledge, and in reliance upon the opinion of the Company's U.S. counsel the form of which is attached as Exhibit B, except as set forth in the Registration Statement and Prospectus, no holders of Ordinary Shares or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of Ordinary Shares or other securities, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

          (xviii) Except for Israeli stamp duty, there are no taxes or other similar fees, duties or charges required to be paid to any Israeli taxing authority in connection with the execution and delivery of this Agreement or the issuance, sale and delivery by the Company of the Shares in the manner contemplated in this Agreement.

          (xix) The Company has the power to submit, and has taken all necessary corporate action to submit to the jurisdiction of any state or United

     States federal court in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco, and has duly and irrevocably appointed Verisity Design, Inc., as the authorized agent of the Company for the purpose described in
     Section 14 of the Underwriting Agreement.

          (xx) Under the laws of the State of Israel, the submission by the Company to the jurisdiction of any federal or state court sitting in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco and the designation of the law of the state of New York to apply to the Underwriting Agreement is binding upon the Company and, subject to the qualifications, restrictions, limitations and other conditions under Israeli law, as described under the caption Enforceability of Civil Liability in the Registration Statement, if properly brought to the attention of an Israeli court or administrative body in accordance with the laws of the State of Israel, would be enforceable in judicial proceedings in Israel.

          (xxi) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, the Company is in compliance with all material legal conditions and requirements stipulated by the instruments of approval entitling it or any of its operations to the status of "Approved Enterprise" under Israeli law and by Israeli laws and regulations relating to such Approved Enterprises status, except such non-compliance, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect.

          (xxii) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, the Company is not in material violation of any material legal conditions or requirements stipulated by the instruments of approval granted to it by the Office of Chief Scientist in the Ministry of Industry & Trade, with respect to any research and development grants given to it by such office, except such violations, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect.

          In addition, such counsel shall state that such counsel has participated in telephone conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such telephone conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and as to factual matters have relied upon statements made by officials and other representatives of the Company, and although they have not verified the accuracy or completeness of such statements or of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact that could reasonably be expected to have a Material Adverse Effect or that is necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the

Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   Exhibit D

        Form of Opinion of Intellectual Property Counsel for the Company
        ----------------------------------------------------------------


Ladies and Gentlemen:

          We act as intellectual property counsel for Verisity Ltd. (the "Company," which term includes the Company's subsidiaries for purposes of this opinion) and in such capacity we are familiar with the technology used by the Company in its business and the manner of its use thereof and have read the registration statement (SEC file no. 333-_____) as amended though the date hereof (the "Registration Statement") and the related prospectus (the "Prospectus"), including particularly the portions of the Registration Statement and the Prospectus referring to the Company's patents, patent rights or licenses, trademarks or trademark rights, service marks, copyrights, maskwork rights, collaborative research, licenses or royalty arrangements or agreements, trade secrets, know-how or proprietary techniques, including processes and substances, or other proprietary information or materials (collectively "Intellectual Property") and in our opinion:

          (i) The statements in the Prospectus under the captions "Risk Factors--Risks Related to Our Dependence on Intellectual Property" and "Business--Proprietary Rights," [conform section names to final draft of Registration Statement and add any other applicable sections] insofar as such statements constitute matters of law, legal conclusions or summaries of legal matters relating to Intellectual Property, or descriptions of the Company's Intellectual Property portfolio, accurately and fairly present and summarize, in all material respects, the matters referred to therein.

          (ii) The Company is listed in the records of the U.S. Patent and Trademark Office (the "USPTO") as the sole holder of record of (a) each of the patents listed on the attached Schedule A (the "U.S. Patents") and (b) each of the U.S. patent applications listed the attached Schedule B (the "U.S. Applications"). No third party can validly claim any ownership interest or lien with respect to any U.S. Patent or U.S. Application. There are no material defects in form in the preparation or filing of the U.S. Applications. The U.S. Applications are being diligently pursued by the Company. There are no interference proceedings pending with respect to any U.S. Patent or U.S. Application.

          (iii) The Company is listed in the records of the appropriate foreign offices as the sole holder of record of (a) each of the foreign patents listed on the attached Schedule C (the "Foreign Patents") and (b) each of the foreign patent applications listed on the attached Schedule D (the "Foreign Applications"). No third party can validly claim any ownership interest or lien with respect to any Foreign Patent or Foreign Application. There are no material defects of form in the preparation or filing of the Foreign Applications. The Foreign Applications are being diligently pursued by the Company. There are no opposition proceedings pending against any Foreign Application.

          (iv) To our knowledge there is no reason why any of the U.S. Patents or Foreign Patents are not valid as issued. To our knowledge, there is no reason why any patent to be issued as a result of any U.S. Application or Foreign Application would not be valid or would not afford the Company useful patent protection with respect thereto. To our knowledge, the Company has complied with all regulations, procedures and policies of the USPTO, including the duty of candor, in the prosecution of the U.S. Patents and U.S. Applications. All material prior art of which we are aware has been disclosed to the USPTO for consideration with respect to the examination of the U.S. Patents and U.S. Applications.

          (v) [Add name of licensor] ("Licensor") is listed in the records of the USPTO and the appropriate foreign offices as the sole holder of record of each of the U.S. and foreign patents listed on the attached Schedule E (the "Licensor Patents") and each of the U.S. and foreign patent applications listed on the attached Schedule F (the "Licensor Applications"). The Company has a valid and enforceable license to each of the Licensor Patents and Licensor Applications, which licenses are recorded in all appropriate patent offices.
The terms of the licenses are sufficient to permit the Company to practice the Licensor Patents and Licensor Applications as contemplated by the Prospectus.

          (vi) No third party can validly claim any ownership interest or lien with respect to any Licensor Patent or Licensor Application, other than the Company to the extent of its license [and describe any other exceptions with particularity]. There are no material defects of form in the preparation or filing of the Licensor Applications. The Licensor Applications are being diligently pursued by the Licensor. There are no interference proceedings or other opposition proceedings pending with respect to any Licensor Patent or Licensor Application. To our knowledge there is no reason why any of the Licensor Patents are not valid as issued. To our knowledge, there is no reason why any patent to be issued as a result of any Licensor Application would not be valid or would not afford the Licensor useful patent protection with respect thereto. To our knowledge, the Licensor has complied with all regulations, procedures and policies of the USPTO, including the duty of candor, in the prosecution of the U.S. Licensor Patents and U.S. Licensor Applications. All material prior art of which we are aware has been disclosed to the USPTO for consideration with respect to the examination of the U.S. Licensor Patents and U.S. Licensor Applications.

          (vii) The license agreement between Licensor and [Prior Licensee], dated _____, as amended, has been validly and effectively terminated and neither [Prior Licensee] nor its successors or assigns retains any residual rights in any of the Licensor Patents or Licensor Applications.

          (viii) To our knowledge, the Company has not infringed, and is not infringing, any valid patent claims of third parties.

          (ix) No action, suit, claim or proceeding relating to or affecting the Intellectual Property is pending or, to our knowledge, threatened against the Company, and no party has proposed a license, royalty or other contractual arrangement in lieu of asserting a potential infringement claim against the Company, in each case other than as set forth with particularity on Schedule G.

          (x) At present, the Company has not asserted and, to our knowledge, is not contemplating the assertion of, any claim of infringement against any third party; and the Company has not proposed and, to our knowledge, is not contemplating the proposal of, any license, royalty or other contractual arrangement in lieu of asserting a potential infringement claim against any third party, in each case other than as set forth with particularity on Schedule H.

          In addition, we have reviewed the full Registration Statement and Prospectus (including the documents incorporated therein by reference) and participated in discussions with the Company, Company counsel, the underwriters and underwriters counsel regarding the disclosure of Intellectual Property matters therein and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to our attention which would lead us to believe, and we do not believe, that either the Registration Statement (including the documents incorporated therein by reference) or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact regarding the Company's Intellectual Property or omitted to state a material fact regarding the Company's Intellectual Property required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the documents incorporated therein by reference), as of its date or at the date of this letter, contained an untrue statement of a material fact regarding the Company's Intellectual Property or omitted to state a material fact regarding the Company's Intellectual Property necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto).

          We have delivered to your counsel, O'Melveny & Myers LLP, copies of all opinions and audit letter responses that we delivered at the Company's request to the Company, its auditors or any other parties with respect to any litigation or threatened litigation we are defending or prosecuting for the Company with respect to its Intellectual Property.

          Our use of the terms "known to us," "to our knowledge," or similar phrases to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described above do not, after diligent inquiry, have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm or any constructive or imputed notice of any matters or items of information. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters.

                                  Sincerely,


                                  [Name of Firm]


          [Please supply draft schedules together with drafts of the opinion]

                                   Exhibit E

     Matters to be Covered in the Opinion of Underwriters' Israeli Counsel
     ---------------------------------------------------------------------


          References to the Prospectus in this Exhibit E include any supplements
                                               ---------
thereto at the First Closing Date or the Second Closing Date, as applicable.

          (i) The Shares have been duly authorized and, upon issuance and delivery and payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

          (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          In addition, although we have not participated in any conferences or drafting sessions, we have reviewed the drafts of the Registration Statement and have also reviewed certain documents provided by the Company. We do not pass upon, and do not assume any responsibility for, and have not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus. Based solely upon our review of the drafts of the Registration Statement and certain documents provided by the Company, we confirm that we have no reason to believe that the Prospectus (other than the financial statements, including the notes and schedules thereto, and the other financial and statistical data included in the Prospectus, as to which we express no belief), on the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                      E-1